Exhibit 1.01
Sealed Air Corporation
Conflict Minerals Report
For the Year Ended December 31, 2018
Introduction
This Conflict Minerals Report has been prepared pursuant to Rule 13p-1 of the Securities Exchange Act of 1934, as amended (the “Rule”), for the reporting period from January 1 to December 31, 2018. This Conflict Minerals Report describes Sealed Air Corporation’s (“Sealed Air,” the “Company,” “we,” “our,” or “us”) reasonable country of origin inquiry (“RCOI”) and due diligence on the source and chain of custody of gold, columbite-tantalite (coltan), cassiterite, wolframite, or their derivatives, which are limited to tantalum, tin and tungsten (“3TG” or “Conflict Minerals”) that are necessary to the production or functionality of products that Sealed Air manufactured or contracted to manufacture during calendar year 2018 (the “2018 Report Year”). We are several steps removed from the mining and processing of the 3TG used in the components for our products. Accordingly, our due diligence process focused on our suppliers, and we rely on them to assist with both our RCOI and due diligence process, including the identification of smelters or refiners (“SORs”) in the supply chain and the countries of origin of 3TG sourced by the identified SORs.
The information in this report covers the activities of Sealed Air and all of its consolidated subsidiaries.
Company Overview
Sealed Air, a corporation organized under the laws of Delaware, is a global leader in food safety and security and product protection. The Company serves an array of end markets including food and beverage processing, food service, retail, and commercial and consumer applications. Our focus is on achieving quality sales growth through leveraging our geographic footprint, technological know-how and leading market positions to bring measurable, sustainable value to our customers and investors.
Product Description
This Conflict Minerals Report relates to products (i) for which 3TGs are necessary to the functionality or production of that product; (ii) that were manufactured, or contracted to be manufactured, by the Company; and (iii) for which the manufacture was completed during calendar year 2018. Through a screening process, the Company determined that, to the best of our knowledge, customer equipment and other select products from the Company’s three divisions, Food Care, Product Care and Diversey Care, referred to collectively as the “Covered Products,” contain 3TG or have a high likelihood of containing 3TG, as these products contain electronic components. More specifically, the “Covered Products” may contain necessary 3TGs as follows:

•	Tantalum, used in capacitors and certain alloys;

•	Tin, used in soldered components;

•	Tungsten, used in coatings and certain alloys; and

•	Gold, used in circuit boards and electronic components.
Supply Chain
Our supply chain includes 325 different in-scope suppliers. Because of our size, the complexity of our products, and the depth, breadth, and constant evolution of our supply chain, it is challenging to identify actors upstream from our direct suppliers. There are many tiers of suppliers and sub-suppliers between the Company and the SORs that process the 3TG that is contained in each particular product manufactured or contracted to be manufactured by Sealed Air. Therefore, it is inherently difficult to determine the ultimate source of 3TG in the products we manufacture. As a result, we rely on our direct suppliers to provide information on the origin of the 3TG contained in components and materials supplied to us - including sources of 3TG that are supplied to them from lower tier suppliers.
We have revised contract terms applicable to the majority of our suppliers with regard to 3TG. Those terms require suppliers to certify that, unless otherwise specified in writing, the products do not contain any 3TG, and further require that the suppliers respond to reasonable requests from the Company in connection with its compliance with Section 1502 of the Dodd-Frank Act.

Reasonable Country of Origin Inquiry
We conducted a RCOI reasonably designed to determine whether the 3TG in our products in the 2018 Report Year originated from the Covered Countries or are from recycled or scrap sources in accordance with the requirements of the Rule. The Covered Countries are the Democratic Republic of the Congo and its adjoining countries (Angola, Burundi, Republic of the Congo, Central African Republic, Rwanda, South Sudan, Tanzania, Uganda and Zambia). As part of its RCOI, and with the assistance of a third-party consultant, Assent Compliance, Inc. (“Assent”), the Company engaged its potential 3TG suppliers to collect information regarding the presence and sourcing of 3TG in its products. Suppliers were asked to complete and submit, within a certain time frame, the joint Electronic Industry Citizen Coalition (“EICC”) and Global e-Sustainability Initiative (“GeSI”) EICC-GeSI Conflict Minerals Reporting Template v. 5.11 or higher (“CMRT”) via the Assent Compliance Manager (ACM), a SaaS platform provided by Assent that enables its users to complete and track supplier communications as well as allow suppliers to upload completed CMRTs directly to the platform for assessment and management. The CMRT is a standardized reporting template developed by the Responsible Minerals Initiative (“RMI”) that requests, among other things, information regarding country of origin of 3TG supplied to the Company and the SORs in the supply chain. Assent followed up with all unresponsive suppliers through a defined process via both automated emails and one-on-one emails, including offering assistance and training and education to guide suppliers on best practices of this template, as well as the requirements of the Rule and the Company’s expectations. Based on the RCOI, Sealed Air determined that certain of our 3TG likely originated in the Covered Countries and did not come from 100% recycled or scrap sources. Accordingly, Sealed Air exercised due diligence on the source and chain of custody of such 3TG and is filing this Conflict Minerals Report for the 2018 Report Year.
Due Diligence
Design of Due Diligence
Sealed Air designed its due diligence process to conform with the due diligence framework in the Organization of Economic Co-operation and Development Due Diligence (“OECD”) Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition and related Supplements on Tin, Tantalum and Tungsten and on Gold (collectively the “OECD Guidance”). The Guidance identifies five steps for due diligence that should be implemented and provides guidance as to how to achieve each step. We developed our due diligence process to address each of these five steps, namely:

1.	Establishing strong company management systems regarding conflict minerals;

2.	Identifying and assessing risks in our supply chain;

3.	Designing and implementing a strategy to respond to identified risks in our supply chain;

4.	Utilizing independent third-party audits of supply chain diligence; and

5.	Publicly reporting on our supply chain due diligence.
Step One - Establish Strong Company Management Systems
Conflict Minerals Policy
We have adopted a Conflict Minerals policy, which is posted on our website at www.sealedair.com/investors.
Internal Team and Training
The Company has established an internal management team responsible for executing our Conflict Minerals due diligence process and reporting compliance. Our Conflict Minerals team is overseen by the General Counsel and the Chief Manufacturing & Supply Chain Officer and a team of subject matter experts from relevant functions such as quality, supply chain, operations, finance and legal. The team of subject matter experts is responsible for implementing our Conflict Minerals compliance strategy. Senior management is briefed about the results of our due diligence efforts on a regular basis.
We, in cooperation with Assent, have developed internal training programs to educate anyone within the Company that is a potential contact point for suppliers or other external parties regarding the Company’s Conflict Minerals compliance efforts. We intend to review our training programs at least annually to make sure they are continuously aligned with current regulations, our initiatives, and the tools we use.

Control Systems
As previously noted, the Company engaged Assent to facilitate supplier engagement and assist the Company in collecting, analyzing, verifying, and storing supplier-provided data and performing due diligence for the Conflict Minerals program. Data regarding the presence and sourcing of 3TG in materials, goods and components supplied to the Company was collected from suppliers utilizing the CMRT, a standardized reporting template developed by the RMI.
Our controls also include our Code of Business Conduct and Ethics, which outlines expected behaviors for all our employees.
Supplier Engagement
We rely on our direct suppliers to provide information on the origin of the 3TG contained in components and materials supplied to us - including sources of 3TG that are supplied to them from lower tier suppliers.
 In accordance with the OECD requirement to strengthen engagement with suppliers, we have, in cooperation with Assent, provided educational materials to suppliers on the Conflict Minerals regulations as well as relevant SEC reporting requirements (as discussed further below). In addition, we have leveraged our existing communications framework, specifically through our procurement personnel, to encourage supplier interactions with Assent and to impress on our suppliers the importance of completing the Conflict Minerals surveys. It has also allowed for our supplier communications to be more focused and to ensure expectations are clear.
Additionally, as noted, the majority of our supplier contracts require suppliers to certify that, unless otherwise specified in writing, the products do not contain any 3TG, and further require that the suppliers respond to reasonable requests from the Company in connection with its compliance with Section 1502 of the Dodd-Frank Act.
This year, we put a strong emphasis on supplier education and training. To accomplish this, we utilized Assent’s Learning Management System, Assent University, and provided all in-scope suppliers access to their Conflict Minerals training course. This training is tracked and evaluated based on completion. All suppliers are encouraged to complete all modules within this course.
Grievance Mechanism
We have in place a grievance mechanism whereby employees and suppliers can report violations of the Company’s policies, including concerns with regard to Conflict Minerals. Employees and suppliers can raise concerns by emailing at contact.us@sealedair.com.
Records Maintenance
We have retained all relevant documentation from our RCOI and due diligence. Our policy related to relevant documentation of our Conflict Minerals compliance process requires that documentation be retained for a period of at least five years. All of the information and findings from this process is stored in a database that can be audited by internal or external parties.
Step Two - Identify and Assess Risk in Our Supply Chain
Supplier Risk Assessment
Because of our size, the complexity of our products, and the depth, breadth, and constant evolution of our supply chain, it is challenging for us to identify suppliers other than our direct suppliers. After conducting a risk-based assessment of our direct suppliers, we identified over 325 different in-scope direct suppliers. We rely on suppliers whose materials or components contain 3TG to provide us with information about the source of 3TG contained in those materials or components. Our direct suppliers similarly rely upon information provided by their suppliers. Many of the largest suppliers either are SEC registrants and subject to the Rule or are suppliers to other SEC registrants that are subject to the Rule.

We calculate supplier risk based on the chances that a supplier provides 3TG that may originate from non-conflict free sources. The value of this risk is calculated based on the risk ratings of the SORs declared by that supplier on their CMRT. Additionally, suppliers are evaluated on program strength (further assisting in identifying risk in the supply chain). Evaluating and tracking the strength of the program can assist in making key risk mitigation decisions as the program progresses. The criteria used to evaluate the strength of the supplier’s program are their answers to questions A, E, G and H on the Declaration tab of the CMRT:

•	Does the supplier have a policy in place that includes DRC conflict-free sourcing?

•	Has the supplier implemented due diligence measures for conflict-free sourcing?

•	Does the supplier verify due diligence information received from its suppliers?

•	Does the supplier’s verification process include corrective action management?
When a supplier meets these criteria, the supplier is deemed to have a strong program. When a supplier does not meet these criteria, the supplier is deemed to have a weak program.
As part of our risk management plan and to ensure suppliers understand our expectations, we have, through Assent, provided video and written training on Conflict Minerals and the CMRT. This training includes instructions on completing the form and one-on-one email and phone discussions with supplier personnel.
Supplier Surveys
Tracing materials back to their mine or location of origin is a complex aspect of responsible sourcing in our supply chain. We have determined that seeking information about 3TG SORs in our supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of the 3TG in our supply chain.
Our primary means of determining the origin of our 3TG for the 2018 Report Year was by conducting a supply chain survey to our direct suppliers using the CMRT. This supply chain survey, and Sealed Air’s Conflict Minerals program as a whole, has been developed and implemented in cooperation with Assent.
Assent provided each supplier a copy of the EICC-GeSI reporting CMRT to complete for purposes of Conflict Minerals tracking. Assent and/or members of the Sealed Air supply chain team made at least three follow-up inquiries to each supplier that did not respond to our initial survey, either by phone or email or both. The Assent software platform automatically reviewed the responses against criteria developed to determine which required further engagement with our suppliers. These criteria included incomplete responses as well as inconsistencies within the data reported in the CMRT. Assent worked directly with those suppliers to provide revised responses.
Once surveys were returned, Assent reviewed and attempted to match each verified SOR identified in the completed surveys to available lists of SORs that have been validated as conflict free under internationally-recognized schemes such as the RMI Conflict-Free Smelter Program (“RMAP”). If a SOR was not validated by the RMAP, Assent either attempted to contact the SOR to gather more information about its sourcing practices or conducted Internet research to determine whether there are any additional publicly available sources of information regarding the SOR’s sourcing practices.
In accordance with OECD Guidelines, it is important to identify and assess risks associated with 3TGs in the supply chain. Risks were identified by assessing the due diligence practices of smelters and refiners identified in the supply chain by upstream suppliers that listed mineral processing facilities on their CMRT declarations. Assent compared these facilities listed in the responses to the list of smelters and refiners maintained by the RMI to ensure that the facilities met the RMI definition of a 3TG processing facility that was operational during the 2018 calendar year.
In order to assess the risk that any of these smelters posed to our supply chain, Assent determined if the smelter had been audited against a standard in conformance with the OECD Guidance, such as the RMAP. We do not typically have a direct relationship with 3TG smelters and refiners and do not perform or direct audits of these entities within our supply chain. Smelters that have completed an RMAP audit are considered to be DRC-Conflict Free. In cases where the smelter’s due diligence practices have not been audited against the RMAP standard, a potential supply chain risk exists.
As of May 7, 2019, we have validated 321 smelters or refiners and are working to validate the additional smelter entries from the submitted CMRTs. Due to the provision of primarily supplier-level CMRTs, we cannot definitely determine their connection to the Covered Products.

Each facility that meets the RMI definition of a smelter or refiner of a 3TG mineral is assessed according to red flag indicators defined in the OECD Guidance. Assent uses numerous factors to determine the level of risk that each smelter poses to the supply chain by identifying red flags. These factors include:

•	Geographic proximity to the DRC and covered countries;

•	Known mineral source country of origin;

•	Responsible Minerals Assurance Process (RMAP) audit status;

•	Credible evidence of unethical or conflict sourcing; and

•	Peer Assessments conducted by credible third-party sources.
Based on this criteria the following facilities have been identified with red-flag risks in their supply chain:

•	Tony Goetz NV - CID002587

•	African Gold Refinery Limited (AGR) - CID003185

•	Kaloti Precious Metals - CID002563

•	Universal Precious Metals Refining Zambia - CID002854

•	Fidelity Printers and Refiners - CID002515

•	Sudan Gold Refinery - CID002567
As part of our risk management plan under the OECD Guidance, when these facilities were reported on a CMRT by one of the suppliers surveyed, risk mitigation activities are initiated. Through Assent, submissions that include any of the above facilities immediately produce a receipt instructing the supplier to take their own risk mitigation actions, including submission of a product specific CMRT to better identify the connection to products that they supply to Sealed Air, and escalating up to removal of these red flag smelters from their supply chain.
As per the OECD Guidance, risk mitigation will depend on the supplier’s specific context. Suppliers are given clear performance objectives within reasonable timeframes with the ultimate goal of progressive elimination of these red flags from the supply chain. In addition, suppliers are guided to the Assent University learning platform to engage in educational materials on mitigating the risk of smelters or refiners on the supply chain.
Step Three - Design and Implement a Strategy to Respond to Risks
The Company maintains a risk management plan to respond to risks identified in the above-described risk assessment. The Company’s Conflict Minerals program is implemented, managed and monitored in accordance with this risk management plan.
The Company’s Conflict Minerals team provides updates to senior management of the Company in connection with the Conflict Minerals Program, including with regard to risk assessment and results of the annual due diligence process.
 As described in our Conflict Minerals policy, we expect our suppliers to fully support our compliance efforts, including in connection with our due diligence efforts to trace the source and chain of custody of our 3TG. As part of our risk management plan, to ensure suppliers understand our expectations, we provided both video recorded training and documented instructions through Assent, and answered all questions that suppliers requiring further clarification presented to us.
Step Four - Carry out Independent Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain
Sealed Air does not have a direct relationship with 3TG SORs and, accordingly, we do not perform direct audits of these entities in our supply chain. Rather, Sealed Air relies on independent third-parties to audit and validate SORs.
Step Five - Report on Supply Chain Due Diligence
This Conflict Minerals Report is being filed with the SEC as an exhibit to our specialized disclosure report on Form SD and is available on our website at www.sealedair.com/investors.

Due Diligence Results
As a result of the due diligence efforts described above, we received completed CMRTs from 60% of our in-scope direct suppliers as of May 8, 2019. Appendix A lists the SORs identified by our direct suppliers that may have been used to process 3TGs necessary to the functionality or production of our products during 2018. For all responses that indicated a SOR, Assent compared the facilities listed to the list of SORs maintained by the RMI. If a supplier indicated that the facility was “Conflict-Free,” Assent confirmed that the name was listed by RMI as such. We have validated 321 SORs to date and we are working to validate the additional SOR entries from the submitted CMRTs. We have not listed in Appendix A any potential SORs that we have not been able to validate. Based on the SOR lists provided by suppliers via the CMRTs and publicly available information regarding the results of sourcing audits by the RMI, we have identified 255 RMAP Conformant SORs. Appendix B includes an aggregated list of the countries of origin from which the reported facilities collectively source 3TGs, based on information provided by our suppliers.
The information that we received from a majority of our direct suppliers was at a company-wide level. Therefore, the SORs identified by our direct suppliers contained in Appendix A may include SORs that processed 3TGs that our direct suppliers supplied to their other customers rather than to us. As a result, we are unable to conclusively determine whether the SORs included in Appendix A were used to process the 3TGs necessary to the functionality or production of our products during 2018. Because of this uncertainty, we are also unable to conclusively determine whether each of the countries of origin listed in Appendix B was a country of origin of 3TGs in our products during 2018, and therefore are unable to conclusively determine the source and chain of custody of those 3TGs. In addition, the third-party audits conducted by the RMI, and the information that we receive from our direct suppliers may yield inaccurate or incomplete information. For example, the information received from our direct suppliers may be incomplete because they may not have received accurate and complete 3TG information from all of the suppliers in their own supply chain. We also do not have access to audit reports or detailed findings of the third-party audits conducted as part of the RMI Responsible Minerals Assurance Process and, as a result, are not responsible for the quality of these audits or the audit findings.
Risk Mitigation Efforts
We have taken, and intend to continue to take, the following steps to mitigate the risk that 3TG contained in products we manufacture or contract to manufacture benefit armed groups:

•	Track and add new suppliers as they enter Sealed Air’s supply chain to the Company’s Conflict Minerals program;

•	Engage with suppliers and direct them to training resources to attempt to increase the response rate and improve the content of the supplier survey responses;

•	Begin a targeted engagement plan with suppliers that do not reply or that reply with inaccurate or invalid responses; and

•	Encourage suppliers to use conflict-free SORs in the supply chain.
Forward-Looking Statements
This Conflict Minerals Report contains forward-looking statements that express certain beliefs, expectations or intentions, including with regard to our compliance efforts and expected actions in this regard. The words “expect,” “intend,” “plan,” “believe,” and “anticipate” and similar expressions may be used to identify these forward-looking statements. These statements are not guarantees of future actions or performance and are subject to various risks, uncertainties and assumptions. Undue reliance should be not be placed on these statements, which are only effective as of the date of this report. Sealed Air undertakes no obligation to publicly update or revise any forward-looking statement, other than as required by law.

Appendix A
Sealed Air Corporation
Conflict Minerals Report
For the Year Ended December 31, 2018

Metal	Standard Smelter Name	Smelter ID	RMI Audit Status
Gold	8853 S.p.A.	CID002763	Conformant
Gold	Abington Reldan Metals, LLC	CID002708	Non Conformant
Gold	Advanced Chemical Company	CID000015	Conformant
Gold	African Gold Refinery	CID003185	Not Enrolled
Gold	Aida Chemical Industries Co., Ltd.	CID000019	Conformant
Gold	Al Etihad Gold LLC	CID002560	Conformant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	Conformant
Gold	AngloGold Ashanti Córrego do Sítio Mineração	CID000058	Conformant
Gold	Argor-Heraeus S.A.	CID000077	Conformant
Gold	Asahi Pretec Corp.	CID000082	Conformant
Gold	Asahi Refining Canada Ltd.	CID000924	Conformant
Gold	Asahi Refining USA Inc.	CID000920	Conformant
Gold	Asaka Riken Co., Ltd.	CID000090	Conformant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103	Not Enrolled
Gold	AU Traders and Refiners	CID002850	Conformant
Gold	Aurubis AG	CID000113	Conformant
Gold	Bangalore Refinery	CID002863	Active
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	Conformant
Gold	Boliden AB	CID000157	Conformant
Gold	C. Hafner GmbH + Co. KG	CID000176	Conformant
Gold	Caridad	CID000180	Not Enrolled
Gold	CCR Refinery - Glencore Canada Corporation	CID000185	Conformant
Gold	Cendres + Métaux S.A.	CID000189	Conformant
Gold	Chimet S.p.A.	CID000233	Conformant
Gold	Chugai Mining	CID000264	Active
Gold	Daejin Indus Co., Ltd.	CID000328	Conformant
Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343	Not Enrolled
Gold	Degussa Sonne / Mond Goldhandel GmbH	CID002867	Not Enrolled
Gold	Dijllah Gold Refinery FZC	CID003348	Not Enrolled
Gold	DODUCO Contacts and Refining GmbH	CID000362	Conformant
Gold	Dowa	CID000401	Conformant
Gold	DS PRETECH Co., Ltd.	CID003195	Conformant
Gold	DSC (Do Sung Corporation)	CID000359	Conformant
Gold	Eco-System Recycling Co., Ltd.	CID000425	Conformant
Gold	Emirates Gold DMCC	CID002561	Conformant
Gold	Fidelity Printers and Refiners Ltd.	CID002515	Not Enrolled
Gold	Fujairah Gold FZE	CID002584	Not Enrolled
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	CID002852	Not Enrolled
Gold	Geib Refining Corporation	CID002459	Conformant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CID002243	Conformant
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CID001909	Not Enrolled
Gold	Guangdong Jinding Gold Limited	CID002312	Not Enrolled
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651	Not Enrolled

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671	Not Enrolled
Gold	HeeSung	CID000689	Conformant
Gold	Heimerle + Meule GmbH	CID000694	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	CID000707	Conformant
Gold	Heraeus Precious Metals GmbH & Co. KG	CID000711	Conformant
Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767	Not Enrolled
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CID000773	Not Enrolled
Gold	Hwasung CJ Co., Ltd.	CID000778	Not Enrolled
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801	Conformant
Gold	International Precious Metal Refiners	CID002562	Not Enrolled
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807	Conformant
Gold	Istanbul Gold Refinery	CID000814	Conformant
Gold	Italpreziosi	CID002765	Conformant
Gold	Japan Mint	CID000823	Conformant
Gold	Jiangxi Copper Co., Ltd.	CID000855	Conformant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927	Not Enrolled
Gold	JSC Uralelectromed	CID000929	Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937	Conformant
Gold	Kaloti Precious Metals	CID002563	Not Enrolled
Gold	Kazakhmys Smelting LLC	CID000956	Not Enrolled
Gold	Kazzinc	CID000957	Conformant
Gold	Kennecott Utah Copper LLC	CID000969	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	CID002511	Active
Gold	Kojima Chemicals Co., Ltd.	CID000981	Conformant
Gold	Korea Zinc Co., Ltd.	CID002605	Conformant
Gold	Kyrgyzaltyn JSC	CID001029	Conformant
Gold	Kyshtym Copper-Electrolytic Plant ZAO	CID002865	Not Enrolled
Gold	L'azurde Company For Jewelry	CID001032	Not Enrolled
Gold	Lingbao Gold Co., Ltd.	CID001056	Not Enrolled
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058	Not Enrolled
Gold	L'Orfebre S.A.	CID002762	Conformant
Gold	LS-NIKKO Copper Inc.	CID001078	Conformant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093	Not Enrolled
Gold	Marsam Metals	CID002606	Conformant
Gold	Materion	CID001113	Conformant
Gold	Matsuda Sangyo Co., Ltd.	CID001119	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147	Conformant
Gold	Metalor Technologies S.A.	CID001153	Conformant
Gold	Metalor USA Refining Corporation	CID001157	Conformant
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	CID001161	Conformant
Gold	Mitsubishi Materials Corporation	CID001188	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509	Conformant
Gold	Modeltech Sdn Bhd	CID002857	Non Conformant
Gold	Morris and Watson	CID002282	Not Enrolled
Gold	Morris and Watson Gold Coast	CID002866	Not Enrolled
Gold	Moscow Special Alloys Processing Plant	CID001204	Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	CID001220	Conformant

Gold	Navoi Mining and Metallurgical Combinat	CID001236	Not Enrolled
Gold	NH Recytech Company	CID003189	Active
Gold	Nihon Material Co., Ltd.	CID001259	Conformant
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	CID002779	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325	Conformant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	CID001326	Conformant
Gold	OJSC Novosibirsk Refinery	CID000493	Conformant
Gold	PAMP S.A.	CID001352	Conformant
Gold	Pease & Curren	CID002872	Not Enrolled
Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362	Not Enrolled
Gold	Planta Recuperadora de Metales SpA	CID002919	Conformant
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	CID001397	Conformant
Gold	PX Précinox S.A.	CID001498	Conformant
Gold	QG Refining, LLC	CID003324	Not Enrolled
Gold	Rand Refinery (Pty) Ltd.	CID001512	Conformant
Gold	Refinery of Seemine Gold Co., Ltd.	CID000522	Not Enrolled
Gold	Remondis Argentia B.V.	CID002582	Conformant
Gold	Republic Metals Corporation	CID002510	Conformant
Gold	Royal Canadian Mint	CID001534	Conformant
Gold	SAAMP	CID002761	Conformant
Gold	Sabin Metal Corp.	CID001546	Not Enrolled
Gold	Safimet S.p.A	CID002973	Conformant
Gold	SAFINA A.S.	CID002290	Not Enrolled
Gold	Sai Refinery	CID002853	Not Enrolled
Gold	Samduck Precious Metals	CID001555	Non Conformant
Gold	SAMWON Metals Corp.	CID001562	Not Enrolled
Gold	SAXONIA Edelmetalle GmbH	CID002777	Conformant
Gold	SEMPSA Joyería Platería S.A.	CID001585	Conformant
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619	Not Enrolled
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	Conformant
Gold	Shangdong Humon Smelting Co., Ltd.	CID002525	Not Enrolled
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736	Conformant
Gold	Singway Technology Co., Ltd.	CID002516	Conformant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756	Conformant
Gold	Solar Applied Materials Technology Corp.	CID001761	Conformant
Gold	State Research Institute Center for Physical Sciences and Technology	CID003153	Not Enrolled
Gold	Sudan Gold Refinery	CID002567	Not Enrolled
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798	Conformant
Gold	SungEel HiTech	CID002918	Conformant
Gold	T.C.A S.p.A	CID002580	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875	Conformant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CID001916	Conformant
Gold	Tokuriki Honten Co., Ltd.	CID001938	Conformant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CID001947	Not Enrolled
Gold	Tony Goetz NV	CID002587	Non Conformant
Gold	TOO Tau-Ken-Altyn	CID002615	Not Enrolled
Gold	Torecom	CID001955	Conformant
Gold	Umicore Brasil Ltda.	CID001977	Conformant

Gold	Umicore Precious Metals Thailand	CID002314	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980	Conformant
Gold	United Precious Metal Refining, Inc.	CID001993	Conformant
Gold	Universal Precious Metals Refining Zambia	CID002854	Not Enrolled
Gold	Valcambi S.A.	CID002003	Conformant
Gold	Western Australian Mint trading as The Perth Mint	CID002030	Conformant
Gold	WIELAND Edelmetalle GmbH	CID002778	Conformant
Gold	Yamamoto Precious Metal Co., Ltd.	CID002100	Conformant
Gold	Yokohama Metal Co., Ltd.	CID002129	Conformant
Gold	Yunnan Copper Industry Co., Ltd.	CID000197	Not Enrolled
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	Conformant
Tantalum	Asaka Riken Co., Ltd.	CID000092	Conformant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211	Conformant
Tantalum	D Block Metals, LLC	CID002504	Conformant
Tantalum	Exotech Inc.	CID000456	Conformant
Tantalum	F&X Electro-Materials Ltd.	CID000460	Conformant
Tantalum	FIR Metals & Resource Ltd.	CID002505	Conformant
Tantalum	Global Advanced Metals Aizu	CID002558	Conformant
Tantalum	Global Advanced Metals Boyertown	CID002557	Conformant
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CID000291	Conformant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CID000616	Conformant
Tantalum	H.C. Starck Co., Ltd.	CID002544	Conformant
Tantalum	H.C. Starck Hermsdorf GmbH	CID002547	Conformant
Tantalum	H.C. Starck Inc.	CID002548	Conformant
Tantalum	H.C. Starck Ltd.	CID002549	Conformant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	CID002550	Conformant
Tantalum	H.C. Starck Tantalum and Niobium GmbH	CID002545	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	CID002842	Conformant
Tantalum	Jiujiang Janny New Material Co., Ltd.	CID003191	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	Conformant
Tantalum	KEMET Blue Metals	CID002539	Conformant
Tantalum	KEMET Blue Powder	CID002568	Conformant
Tantalum	LSM Brasil S.A.	CID001076	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163	Conformant
Tantalum	Mineracao Taboca S.A.	CID001175	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	Conformant
Tantalum	NPM Silmet AS	CID001200	Conformant
Tantalum	Power Resources Ltd.	CID002847	Conformant
Tantalum	QuantumClean	CID001508	Conformant
Tantalum	Resind Industria e Comercio Ltda.	CID002707	Conformant
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CID001522	Conformant
Tantalum	Solikamsk Magnesium Works OAO	CID001769	Conformant
Tantalum	Taki Chemicals	CID001869	Conformant
Tantalum	Telex Metals	CID001891	Conformant
Tantalum	Ulba Metallurgical Plant JSC	CID001969	Conformant

Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CID002508	Conformant
Tin	Alpha	CID000292	Conformant
Tin	An Vinh Joint Stock Mineral Processing Company	CID002703	Not Enrolled
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190	Conformant
Tin	China Tin Group Co., Ltd.	CID001070	Conformant
Tin	CV Ayi Jaya	CID002570	Conformant
Tin	CV Dua Sekawan	CID002592	Conformant
Tin	CV Gita Pesona	CID000306	Conformant
Tin	CV Tiga Sekawan	CID002593	Conformant
Tin	CV United Smelting	CID000315	Conformant
Tin	CV Venus Inti Perkasa	CID002455	Conformant
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CID003356	Active
Tin	Dowa	CID000402	Conformant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572	Non Conformant
Tin	EM Vinto	CID000438	Conformant
Tin	Estanho de Rondônia S.A.	CID000448	Not Enrolled
Tin	Fenix Metals	CID000468	Conformant
Tin	Gejiu Fengming Metallurgy Chemical Plant	CID002848	Conformant
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908	Conformant
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555	Conformant
Tin	Guangdong Hanhe Non-ferrous Metal Limited Company	CID003116	Conformant
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CID002849	Conformant
Tin	HuiChang Hill Tin Industry Co., Ltd.	CID002844	Non Conformant
Tin	Huichang Jinshunda Tin Co., Ltd.	CID000760	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	CID001231	Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468	Conformant
Tin	Malaysia Smelting Corporation (MSC)	CID001105	Conformant
Tin	Melt Metais e Ligas S.A.	CID002500	Conformant
Tin	Metallic Resources, Inc.	CID001142	Conformant
Tin	Metallo Belgium N.V.	CID002773	Conformant
Tin	Metallo Spain S.L.U.	CID002774	Conformant
Tin	Mineracao Taboca S.A.	CID001173	Conformant
Tin	Minsur	CID001182	Conformant
Tin	Mitsubishi Materials Corporation	CID001191	Conformant
Tin	Modeltech Sdn Bhd	CID002858	Conformant
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573	Not Enrolled
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	CID002517	Conformant
Tin	Operaciones Metalurgical S.A.	CID001337	Conformant
Tin	Pongpipat Company Limited	CID003208	Not Enrolled
Tin	PT Aries Kencana Sejahtera	CID000309	Conformant
Tin	PT Artha Cipta Langgeng	CID001399	Conformant
Tin	PT ATD Makmur Mandiri Jaya	CID002503	Conformant
Tin	PT Babel Inti Perkasa	CID001402	Conformant
Tin	PT Babel Surya Alam Lestari	CID001406	Conformant
Tin	PT Bangka Prima Tin	CID002776	Conformant

Tin	PT Bangka Serumpun	CID003205	Conformant
Tin	PT Bangka Tin Industry	CID001419	Conformant
Tin	PT Belitung Industri Sejahtera	CID001421	Conformant
Tin	PT Bukit Timah	CID001428	Conformant
Tin	PT DS Jaya Abadi	CID001434	Conformant
Tin	PT Inti Stania Prima	CID002530	Conformant
Tin	PT Karimun Mining	CID001448	Conformant
Tin	PT Kijang Jaya Mandiri	CID002829	Conformant
Tin	PT Menara Cipta Mulia	CID002835	Conformant
Tin	PT Mitra Stania Prima	CID001453	Conformant
Tin	PT Panca Mega Persada	CID001457	Conformant
Tin	PT Premium Tin Indonesia	CID000313	Conformant
Tin	PT Prima Timah Utama	CID001458	Conformant
Tin	PT Rajawali Rimba Perkasa	CID003381	Active
Tin	PT Refined Bangka Tin	CID001460	Conformant
Tin	PT Sariwiguna Binasentosa	CID001463	Conformant
Tin	PT Stanindo Inti Perkasa	CID001468	Conformant
Tin	PT Sukses Inti Makmur	CID002816	Conformant
Tin	PT Sumber Jaya Indah	CID001471	Conformant
Tin	PT Timah (Persero) Tbk Kundur	CID001477	Conformant
Tin	PT Timah (Persero) Tbk Mentok	CID001482	Conformant
Tin	PT Tinindo Inter Nusa	CID001490	Conformant
Tin	PT Tirus Putra Mandiri	CID002478	Conformant
Tin	PT Tommy Utama	CID001493	Conformant
Tin	Resind Industria e Comercio Ltda.	CID002706	Conformant
Tin	Rui Da Hung	CID001539	Conformant
Tin	Soft Metais Ltda.	CID001758	Conformant
Tin	Super Ligas	CID002756	Not Enrolled
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	CID002834	Conformant
Tin	Thaisarco	CID001898	Conformant
Tin	Tin Technology & Refining	CID003325	Conformant
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574	Not Enrolled
Tin	White Solder Metalurgia e Mineração Ltda.	CID002036	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158	Conformant
Tin	Yunnan Tin Company Limited	CID002180	Conformant
Tungsten	A.L.M.T. TUNGSTEN Corp.	CID000004	Conformant
Tungsten	ACL Metais Eireli	CID002833	Conformant
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502	Conformant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	Conformant
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CID000499	Conformant
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CID002645	Conformant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	Conformant
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CID002536	Non Conformant
Tungsten	Global Tungsten & Powders Corp.	CID000568	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218	Conformant
Tungsten	H.C. Starck Smelting GmbH & Co.KG	CID002542	Conformant
Tungsten	H.C. Starck Tungsten GmbH	CID002541	Conformant

Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766	Conformant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CID002579	Conformant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769	Conformant
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CID003182	Active
Tungsten	Hydrometallurg, JSC	CID002649	Conformant
Tungsten	Japan New Metals Co., Ltd.	CID000825	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	Conformant
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CID002647	Not Enrolled
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	Conformant
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CID002313	Not Enrolled
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	Conformant
Tungsten	Kennametal Fallon	CID000966	Conformant
Tungsten	Kennametal Huntsville	CID000105	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319	Conformant
Tungsten	Moliren Ltd	CID002845	Conformant
Tungsten	Niagara Refining LLC	CID002589	Conformant
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	CID002543	Conformant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827	Conformant
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CID002815	Conformant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	CID001889	Conformant
Tungsten	Unecha Refractory metals plant	CID002724	Conformant
Tungsten	Wolfram Bergbau und Hütten AG	CID002044	Conformant
Tungsten	Woltech Korea Co., Ltd.	CID002843	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	Conformant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CID002830	Conformant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CID002095	Conformant

Appendix B
Sealed Air Corporation
Conflict Minerals Report
For the Year Ended December 31, 2018

Argentina, Armenia, Australia, Austria, Azerbaijan, Benin, Bolivia, Botswana, Brazil, Burkina Faso, Canada, Chile, China, Colombia, Cyprus, Dominican Republic, Ecuador, Egypt, Eritrea, Ethiopia, Finland, Georgia, Ghana, Guatemala, Guinea, Guyana, Honduras, India, Indonesia, Iran, Ivory Coast, Kazakhstan, Kyrgyzstan, Laos, Lebanon, Madagascar, Malaysia, Mali, Mauritania, Mauritius, Mexico, Mongolia, Morocco, Myanmar, Namibia, Nicaragua, Niger, Nigeria, Papua New Guinea, Peru, Philippines, Portugal, Puerto Rico, Russian Federation, Saudi Arabia, Senegal, Sierra Leone, Slovakia, Solomon Islands, Spain, Suriname, Swaziland, Sweden, Taiwan, Thailand, Togo, Turkey, United Kingdom of Great Britain and Northern Ireland, United States of America, Uruguay, Uzbekistan, Venezuela, Zimbabwe